Exhibit 3.55(a)

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:24 PM 11/06/2006
FILED 07:08 PM 11/06/2006
SRV 061018817 - 4246125 FILE

State of Delaware

Certificate of Correction

of a Limited Liability Company

to be filed pursuant to Section 18-211(a)

1.                          The name of the Limited Liability Company is:

ClubCorp Mortgage Borrower LLC.

2.                          That a Certificate of Formation was filed by the Secretary of State of Delaware on November 3, 2006, and that said Certificate requires correction as permitted by Section 18-211 of the Limited Liability Company Act.

3.                          The inaccuracy or defect of said Certificate is: (must give specific reason)
Failure to include a comma after the word “Borrower” in entity’s name.

4.                          The Certificate is hereby corrected to read as follows:

First: The name of the limited liability company formed hereby is ClubCorp Mortgage Borrower, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 6th day of November, A.D. 2006.

By:	/s/ Kurt J. Neumann
Authorized Person

Name:	Kurt J. Neumann
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:05 PM 11/03/2006
FILED 05:45 PM 11/03/2006
SRV 061013937 - 4246125 FILE

CERTIFICATE OF FORMATION

OF

CLUBCORP MORTGAGE BORROWER LLC

This Certificate of Formation of ClubCorp Mortgage Borrower LLC (the “LLC”), dated as of November 3, 2006, is being duly executed and filed by Kurt J. Neumann, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is ClubCorp Mortgage Borrower LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Kurt J. Neumann
Name: Kurt J. Neumann
Authorized Person